Exhibit 99.1

February 22, 2021

Liberty Media Acquisition Corporation to Present at Morgan Stanley Technology, Media and Telecom Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Acquisition Corporation (“LMAC”) announced that Greg Maffei, President and CEO of Liberty Media Acquisition Corporation, will be presenting at the Morgan Stanley Technology, Media and Telecom Conference on Monday, March 1st at 4:15 p.m. E.S.T. During his presentation, Mr. Maffei may make observations regarding the company's outlook and other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://libertymedia.com/events to register for the webcast. An archive of the webcast will also be available on this website for 180 days after appropriate filings have been made with the SEC.

About Liberty Media Acquisition Corporation

Liberty Media Acquisition Corporation (“LMAC”) is a newly incorporated blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. LMAC intends to search for a target in the media, digital media, music, entertainment, communications, telecommunications and technology industries. The sponsor of LMAC, a wholly-owned subsidiary of Liberty Media Corporation, holds a 20% interest in LMAC that is attributed to Liberty Media Corporation’s Formula One Group tracking stock (Nasdaq: FWONA, FWONK).

Liberty Media Acquisition Corporation

Courtnee Chun, 720-875-5420

Source: Liberty Media Acquisition Corporation